Exhibit 99.2

HORIZON LINES REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2006 EARNINGS

CHARLOTTE, North Carolina, March 2, 2007 – Horizon Lines, Inc. (NYSE:HRZ) reported record earnings for the fourth quarter and full year of 2006.

Net income for the fourth quarter of 2006 was $10.6 million or $.32 basic earnings per share compared to a net loss of $(10.9) million or $(.38) basic earnings per share in 2005’s fourth quarter. After adjustment to exclude non-recurring secondary offering, IPO and transaction-related expenses, and loss on early extinguishment of debt, and to include interest expense savings on debt prepayment, and to apply tonnage tax on pro-forma basis, adjusted net income was $11.5 million or $.34 basic earnings per share in the fourth quarter of 2006 compared to $8.0 million or $ .24 basic earnings per share in the fourth quarter of 2005. The fourth quarter 2006 adjusted basic earnings per share of $.34 was $.01 - $.03 higher than earnings guidance of $.31 - $.33.

Operating revenue increased by $8.5 million or 3% to $287.5 million compared to $279.0 million in the fourth quarters of 2006 and 2005, respectively. This revenue growth was fueled by cargo mix upgrades, rate increases and higher fuel recovery, more than offsetting some volume softness.

Operating income in the fourth quarter 2006 was $22.5 million compared to $12.5 million for the fourth quarter 2005. Operating income would have been $22.9 million in the 2006 fourth quarter, and $19.9 million in the fourth quarter of 2005, excluding the impacts of non-recurring secondary offering, IPO and transaction-related expenses.

Earnings before net interest expense, taxes, depreciation and amortization (EBITDA) was $37.9 million for the fourth quarter 2006 compared to $15.3 million for the 2005 fourth quarter. Excluding the non-recurring secondary offering, IPO and transaction-related expenses, and loss on early extinguishment of debt, EBITDA was $38.9 million in the 2006 fourth quarter versus $35.9 million in the fourth quarter of 2005.

For the full year 2006, net income was $72.4 million or $2.16 basic earnings per share compared to a net loss of $(18.3) million or $(1.05) basic earnings per share in 2005. After adjustment to exclude non-recurring secondary offering expenses and the loss on early extinguishment of debt, 2006 adjusted net income was $74.8 million or $2.23 basic earnings per share, or $.02—$.04 better than earnings guidance of $2.19—$2.21. Excluding non-recurring secondary offering, IPO and transaction-related expenses, management fees, and loss on early extinguishment of debt, and to apply tonnage tax on a pro-forma basis, interest expense savings on debt prepayment, and net savings on vessel lease buyouts, adjusted net income was $45.0 million or $1.34 basic earnings per share in 2006 versus $34.8 million or $1.04 basic earnings per share in 2005. Please see attached schedules for reconciliation of fourth quarter and full year 2006 adjusted results and EBITDA amounts to reported results.

“The fourth quarter brought to a very successful close a milestone year in 2006 for Horizon Lines,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “We completed the transition that commenced with our September 2005 initial public offering, from private equity ownership to full public company status. The implementation of our fleet enhancement strategic initiative continued ahead of schedule. Horizon Edge, our process re-engineering and customer service initiative, was launched and captured benefits in excess of first-year targets. We also renewed and extended through 2010 all of our principal commercial and operating arrangements with the A.P. Moller Maersk Group. Horizon Services Group, our technology company, accomplished an industry first with the implementation of radio frequency identification (RFID) technology and broadened its outreach as a third party provider of technology services. We elected application of the tonnage tax, which provides for significant tax savings in 2006 and beyond. Our Company continued to deliver strong and improving financial results, setting both earnings and cash flow records in 2006. Finally, we strengthened our Board with the addition of three highly qualified Board Members that will help set the course for Horizon Lines in 2007 and beyond.”

Company executives will provide additional perspective on the Company’s earnings during a conference call beginning at 11:00 a.m. Eastern Time today. Those interested in participating in the call may do so by dialing 1-800-218-0530 and asking for the Horizon Lines Fourth Quarter 2006 Earnings Call. A hardcopy of the presentation materials may be printed from the Horizon Lines website, www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at www.horizonlines.com. In order to access the live audio webcast please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.

About Horizon Lines:

Horizon Lines, Inc. is the nation’s leading Jones Act container shipping and integrated logistics company, operating 16 U.S.-flag vessels on routes linking the continental United States with Alaska, Hawaii, Guam, and Puerto Rico. Horizon Lines also owns Horizon Services Group, an organization with a diversified offering of cargo management and tracking services being marketed to shippers, carriers, and other supply chain participants. Horizon Lines, Inc. trades on the New York Stock Exchange under the ticker symbol HRZ.

Forward Looking Statement:

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our final prospectus filed with the SEC on November 17, 2006, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or development to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.

Horizon Lines, Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

	December 24, 2006	December 25, 2005
Assets
Current assets:
Cash and cash equivalents	$93,949	$41,450
Accounts receivable, net of allowance	120,732	119,838
Deferred tax asset	11,586	16,380
Materials and supplies	24,658	26,355
Other current assets	8,266	6,439

Total current assets	259,191	210,462
Property and equipment, net	188,652	200,597
Goodwill	306,724	306,724
Intangible assets, net	167,882	191,502
Other long-term assets	22,580	18,034

Total assets	$945,029	$927,319

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,322	$22,368
Current portion of long-term debt	6,758	2,500
Other accrued liabilities	126,548	118,483

Total current liabilities	161,628	143,351
Long-term debt, net of current	503,708	527,568
Deferred tax liability	31,339	61,880
Deferred rent	36,003	40,476
Other long-term liabilities	4,074	2,284

Total liabilities	736,752	775,559

Stockholders’ equity:
Common stock, $.01 par value, 50,000 shares authorized and 33,591 and 33,544 issued and outstanding at December 24, 2006 and December 25, 2005, respectively	336	336
Additional paid in capital	179,599	179,590
Accumulated other comprehensive (loss) income	(1,011)	74
Retained earnings (accumulated deficit)	29,353	(28,240)

Total stockholders’ equity	208,277	151,760

Total liabilities and stockholders’ equity	$945,029	$927,319

Horizon Lines, Inc.

Consolidated and Combined Statements of Operations

(in thousands, except per share amounts)

	Quarter Ended Dec. 24, 2006	Quarter Ended Dec. 25, 2005
Operating revenue	$287,454	$278,975

Operating expense:
Operating expense (excluding depreciation expense)	222,890	222,870
Depreciation and amortization	12,684	12,615
Amortization of vessel drydocking	3,320	3,407
Selling, general and administrative	25,606	28,776
Miscellaneous expense (income)	471	(1,156)

Total operating expense	264,971	266,512

Operating income	22,483	12,463

Other expense:
Interest expense, net	12,302	12,183
Loss on early extinguishment of debt	581	13,154
Other (income) expense, net	(2)	9

Income (loss) before income taxes	9,602	(12,883)
Income tax benefit	(1,043)	(1,990)

Net income (loss)	10,645	(10,893)

Less: accretion preferred stock	—	1,472

Net income (loss) available to common stockholders	$10,645	$(12,365)

Net income (loss) per share available to common stockholders:
Basic	$0.32	$(0.38)
Diluted	$0.31	$(0.38)

Number of shares used in calculations:
Basic	33,573	32,624
Diluted	34,130	32,629

Dividends per share	$0.11	$0.11

Horizon Lines, Inc. and Predecessor Company

Consolidated and Combined Statements of Operations

(in thousands, except per share amounts)

	Horizon Lines, Inc.			Predecessor A
	For the period December 26, 2005 through December 24, 2006	For the period December 27, 2004 through December 25, 2005	For the period July 7, 2004 through December 26, 2004	For the period December 22, 2003 through July 06, 2004
Operating revenue	$1,156,892	$1,096,156	$481,898	$498,430

Operating expense:
Operating expense (excluding depreciation expense)	896,311	867,307	377,468	402,875
Depreciation and amortization	50,223	51,141	24,633	20,937
Amortization of vessel dry-docking	14,652	15,766	7,118	8,743
Selling, general and administrative	98,286	114,639	41,482	43,323
Miscellaneous expense	1,449	649	269	1,891

Total operating expense	1,060,921	1,049,502	450,970	477,769

Operating income	95,971	46,654	30,928	20,661

Other expense (income):
Interest expense, net	48,552	51,357	21,770	5,111
Interest expense—preferred units of subsidiary	—	—	—	2,686
Loss on early extinguishment of debt	581	13,154	—	—
Other (income) expense, net	(187)	26	15	7

Income (loss) before income taxes	47,025	(17,883)	9,143	12,857
Income tax expense (benefit)	(25,332)	438	3,543	4,896

Net income (loss)	72,357	(18,321)	5,600	7,961
Less: accretion of preferred stock	—	5,073	6,756	—

Net income (loss) available to common stockholders	$72,357	$(23,394)	$(1,156)	$7,961

Net income (loss) per share available to common stockholders:
Basic	$2.16	$(1.05)	$(.07)	$9.95
Diluted	$2.14	$(1.05)	$(.07)	$8.94

Number of shares used in calculations:
Basic	33,551	22,377	15,585	800
Diluted	33,772	22,382	15,585	890

Dividends per share	$0.44	$0.11	—	—

Horizon Lines, Inc. and Predecessor Company

Consolidated and Combined Statements of Cash Flows

(in thousands)

	Horizon Lines, Inc.			Predecessor A
	For the period December 26, 2005 through December 24, 2006	For the period December 27, 2004 through December 25, 2005	For the period July 7, 2004 through December 26, 2004	For the period December 22, 2003 through July 6, 2004
Cash flows from operating activities:
Net income (loss)	$72,357	$(18,321)	$5,600	$7,961
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	30,676	31,580	15,187	19,385
Amortization of intangibles	19,547	19,561	9,446	1,552
Amortization of vessel dry-docking	14,652	15,766	7,118	8,743
Amortization of deferred financing costs	3,990	3,363	1,303	550
Deferred income taxes	(25,134)	(7,394)	4,644	2,968
Loss (gain) on equipment disposals	242	(993)	(140)	24
Loss on early extinguishment of debt	581	13,154	—	—
Accretion on 11% senior discount notes	9,174	12,057	549	—
Accretion of preferred units of subsidiary	—	—	—	2,686
Stock based compensation	949	19,052	—	1,765
Tax (deficiency) benefit from exercise of stock options	(1,289)	5,495	9,494	—
Changes in operating assets and liabilities:
Accounts receivable	(894)	(9,037)	8,633	(13,678)
Materials and supplies	1,819	(5,309)	(161)	(3,020)
Other current assets	(1,827)	9,846	(8,390)	(6,152)
Accounts payable	5,954	(2,907)	(3,203)	200
Accrued liabilities	6,392	3,470	26,079	(13,152)
Vessel dry-docking payments	(16,815)	(16,038)	(2,075)	(10,198)
Other assets/liabilities	(3,561)	(2,464)	(1,287)	(2,562)

Net cash provided by (used in) operating activities	116,813	70,881	72,797	(2,928)

Cash flows from investing activities:
Purchases of equipment	(21,288)	(41,234)	(11,000)	(21,889)
Acquisition of company	—	—	(663,031)	—
Transaction costs associated with acquisition	—	—	(246)	—
Proceeds from sale of equipment	2,192	2,417	354	1,399
Other investing activities	(244)	—	—	(150)

Net cash used in investing activities	(19,340)	(38,817)	(673,923)	(20,640)

Cash flows from financing activities:
Initial capitalization of Company	—	—	87,027	—
Issuance of long term debt	—	—	682,819	—
Borrowing under revolving credit facility	—	—	6,000	—
Payment on revolving credit facility	—	—	(6,000)	—
Payment of financing costs	(1,182)	(1,754)	(4,800)	—
Sale of stock	—	1,108	20,655	—
Proceeds from exercise of stock options	101	—	—	—
Initial public offering proceeds	—	143,750	—	—
Costs associated with initial public offering	(158)	(15,717)	—	—
Payments of long-term debt	(28,776)	(98,696)	(70,625)	—
Payment of interest on convertible debt	—	—	(3,506)	—
Redemption premiums	—	(9,522)	—	—
Redemption of preferred stock	—	(62,689)	(53,613)	—
Dividend to stockholders	(14,764)	(3,690)	—	—
Payments on capital lease obligation	(195)	(170)	(65)	(87)

Net cash provided by (used in) financing activities	(44,974)	(47,380)	657,892	(87)

Net increase (decrease) in cash and cash equivalents	52,499	(15,316)	56,766	(23,655)
Cash and cash equivalents at beginning of period	41,450	56,766	—	41,811

Cash and cash equivalents at end of period	$93,949	$41,450	$56,766	$18,156

Horizon Lines, Inc.

Adjusted Operating Income

(in Millions)

	Quarter Ended Dec. 24, 2006	Quarter Ended Dec. 25, 2005	Year Ended Dec. 24, 2006	Year Ended Dec. 25, 2005
Operating Income	$22.5	$12.5	$96.0	$46.7

Adjustments(a)

Stock Compensation Expense	—	7.2	—	19.2

Management Fees	—	—	—	9.7

Transaction Related Expense	0.4	0.2	2.0	2.2

Lease Buyout Net Expense Savings	—	—	—	3.8

Total Adjustments	0.4	7.4	2.0	34.9

Adjusted Operating Income	$22.9	$19.9	$98.0	$81.6

(a)	These charges are not anticipated to recur regularly in the ordinary course of business.

Horizon Lines, Inc.

Adjusted Net Income

(in Millions)

	Quarter Ended Dec. 24, 2006	Quarter Ended Dec. 25, 2005	Year Ended Dec. 24, 2006	Year Ended Dec. 25, 2005
Net Income (Loss)	$10.6	$(10.9)	$72.4	$(18.3)

Adjustments(a)

Stock Compensation Expense	—	7.2	—	19.2

Management Fees	—	—	—	9.7

Transaction Related Expense	0.4	0.2	2.0	2.2

Lease Buyout Net Expense Savings	—	—	—	3.8

Loss on Extinguishment of Debt	0.6	13.2	0.6	13.2

Interest Expense Reduction	—	1.2	—	8.8

Tax Impact of Adjustments	(0.1)	(5.5)	(0.2)	(14.8)

Adjusted Net Income Before Pro-forma Tonnage Tax Adjustment	11.5	5.4	74.8	23.8

Tonnage Tax Adjustments:

• 2005 Impact	—	2.6	(11.0)	11.0

• Deferred Tax Revaluation	—	—	(18.8)	—

Adjusted Net Income	$11.5	$8.0	$45.0	$34.8

(a)	These charges are not anticipated to recur regularly in the ordinary course of business.

Horizon Lines, Inc. and Subsidiaries

Net Income / EBITDA Reconciliation

(in Millions)

	Quarter Ended Dec. 24, 2006	Quarter Ended Dec. 25, 2005	Year Ended Dec. 24, 2006	Year Ended Dec. 25, 2005
Net Income (Loss)	$10.6	$(10.9)	$72.4	$(18.3)

Interest Expense, Net	12.3	12.2	48.6	51.4

Tax Expense (Benefit)	(1.0)	(2.0)	(25.4)	0.4

Depreciation & Amortization	16.0	16.0	64.9	66.9

EBITDA	37.9	15.3	160.5	100.4

Stock Compensation Expense	—	7.2	—	19.2

Management Fees	—	—	—	9.7

Transaction Related Expense	0.4	0.2	2.0	2.2

Lease Buyout Gross Expense Savings	—	—	—	5.0

Loss on Extinguishment of Debt	0.6	13.2	0.6	13.2

Adjusted EBITDA	$38.9	$35.9	$163.1	$149.7

Note: EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require Horizon Lines Holding to maintain certain interest expense coverage and leverage ratios, which contain EBITDA and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions.

SOURCE: Horizon Lines, Inc.

CONTACT:

Michael Avara of Horizon Lines, Inc., 1-704-973-7000, or mavara@horizonlines.com.